                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or  Section
         240.14a-12
                            Heartstream, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                            Heartstream, Inc.
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               HEARTSTREAM, INC.
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1996
                             ---------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Heartstream, Inc. (the "Company") will be held on Friday, June 14, 1996 at 9:00 a.m., local time, at the offices of the Company, 2401 4th Avenue, Suite 300, Seattle, Washington 98121, for the following purposes:

    1. To elect two Class I directors to serve a three-year term expiring upon the 1999 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1996.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on April 19, 1996 are entitled to notice of and to vote at the annual meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed self-addressed stamped envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          JAMES R. SHAY
                                          CHIEF LEGAL COUNSEL AND SECRETARY

Seattle, Washington
May 13, 1996

                               HEARTSTREAM, INC.
                               ------------------

                                PROXY STATEMENT

    The enclosed Proxy is solicited on behalf of Heartstream, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Friday, June 14, 1996, at 9:00 a.m., local time, at the offices of the Company, 2401 4th Avenue, Suite 300, Seattle, Washington 98121, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are located at 2401 4th Avenue, Suite 300, Seattle, Washington 98121. The Company's telephone number at that location is (206) 443-7630.

    These proxy solicitation materials were mailed on or about May 13, 1996 to all shareholders entitled to vote at the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

RECORD DATE AND SHARE OWNERSHIP

    Only stockholders of record at the close of business on April 19, 1996 (the "Record Date") are entitled to notice of and to vote at the annual meeting. At the Record Date, 11,405,638 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
James R. Shay, Chief Legal Counsel and Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each share of Common Stock outstanding on the Record Date is entitled to one vote. Stockholders do not have the right to cumulate votes in the election of directors. The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted by the Company as present at the meeting. Abstentions will also be counted by the Company in determining the total number of votes cast with respect to a proposal (other than the election of directors). Broker non-votes will not be counted in determining the number of votes cast with respect to a proposal.

    The cost of soliciting Proxies will be borne by the Company. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. In addition, the Company intends to retain the services of one or more firms to assist in the solicitation of proxies for an estimated fee of $2,000 plus reimbursement of expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the

Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each executive officer named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

                                                                       NUMBER OF    PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                               SHARES (1)    CLASS OWNED
- - --------------------------------------------------------------------  ------------  -------------
Entities affiliated with Mayfield Fund (2) .........................    2,310,714         20.3%
 2800 Sand Hill Road
 Menlo Park, CA 94025
Entities affiliated with Oak Investment Partners (3) ...............      714,286          6.3%
 One Gorham Island
 Westport, CT 06880
Entities affiliated with Weiss, Peck & Greer (4) ...................      642,857          5.6%
 555 California Street, #4760
 San Francisco, CA 94104
Alan J. Levy (5)....................................................      204,011          1.8%
Keith M. Serzen (6).................................................       42,000         *
James R. Shay.......................................................       --             *
Michael J. Levinthal (7)............................................    2,314,325         20.3%
Ellen M. Feeney (8).................................................      643,968          5.6%
Frank M. Fischer (9)................................................        5,173         *
Wende S. Hutton (10)................................................    2,333,025         20.4%
Mark B. Knudson (11)................................................      518,968          4.5%
Kurt C. Wheeler (12)................................................       17,778         *
All directors and executive officers as a group (10 persons)(13)....    3,952,958         33.2%

- - ------------------------
 * Less than 1%

 (1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Includes 2,203,428 shares held by Mayfield VII and 107,286 shares held by Mayfield Associates Fund II. Excludes shares and shares issuable upon exercise of stock options exercisable within 60 days of the Record Date held by Michael J. Levinthal and Wende S. Hutton. See Note 7 and Note 10.

 (3) Includes 698,000 shares held by Oak Investment Partners VI, a Limited Partnership, and 16,286 shares held by Oak VI Affiliates Fund, Limited Partnership.

 (4) Includes 246,985 shares held by Weiss, Peck & Greer Venture Associates II, L.P., 54,129 shares held by Weiss, Peck & Greer Venture Associates II (Overseas), L.P. and 341,743 shares held by WPG Enterprise Fund, L.P. Excludes shares issuable upon exercise of stock options exercisable with 60 days of the Record Date held by Ellen M. Feeney. See Note 8.

 (5) Includes 119,011 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (6) Includes 42,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (7) Includes 2,203,428 shares held by Mayfield VII and 107,286 shares held by Mayfield Associates Fund II. Mr. Levinthal is a general partner of both Mayfield VII and Mayfield Associates Fund II and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate partnership interests therein. Also includes 1,111 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (8) Includes 246,985 shares held by Weiss, Peck & Greer Venture Associates II, L.P., 54,129 shares held by Weiss, Peck & Greer Venture Associates II (Overseas), L.P. and 341,743 shares held by WPG Enterprise Fund, L.P. Ms. Feeney is a general partner of the general partner of Weiss, Peck & Greer Venture Associates II, L.P., WPG Enterprise Fund, L.P., and Weiss, Peck & Greer Venture Associates II (Overseas), L.P., and disclaims beneficial ownership of the shares held by such entities except to the extent of her proportionate partnership interest therein. Also includes 1,111 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

 (9) Includes 5,173 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(10) Includes 2,203,428 shares held by Mayfield VII and 107,286 shares held by Mayfield Associates Fund II. Ms. Hutton is a venture partner of Mayfield VII and a limited partner of Mayfield Associates Fund II, and disclaims beneficial ownership of the shares held by such entities except to the extent of her proportionate partnership interest therein. Also includes 21,111 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(11) Includes 517,857 shares held by Medical Innovation Fund II, L.P. Mr. Knudson is a general partner of the general partner of Medical Innovation Fund II, L.P., and disclaims beneficial ownership of the shares held by Medical Innovation Fund II, L.P. except to the extent of his proportionate partnership interest therein. Also includes 1,111 shares issuable upon exercise of stock options exercisable within 60 days of Record Date

(12) Includes 4,445 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

(13) Includes 195,073 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

NOMINEES

    The Company currently has seven directors divided among three classes: Class I, whose term will expire at the annual meeting of stockholders to which this proxy statement relates; Class II, whose term will expire at the annual meeting of stockholders to be held in 1997; and Class III, whose term will expire at the annual meeting of stockholders to be held in 1998. The Class I directors are Michael J. Levinthal and Mark B. Knudson, the Class II directors are Ellen M. Feeney and Kurt C. Wheeler, and the Class III directors are Alan J. Levy, Frank
M. Fischer and Wende S. Hutton.

    Two Class I directors are to be elected at the annual meeting for a three-year term ending at the annual meeting of stockholders to be held in 1999. The Board of Directors has nominated Michael J. Levinthal and Mark B. Knudson for election as a Class I director, each of whom is currently a director of the Company. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Levinthal and Mr. Knudson. In the event that Mr. Levinthal or Mr. Knudson is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any reason why Mr. Levinthal or Mr. Knudson will be unable or will decline to serve as a director.

    Certain information regarding the nominees and the incumbent members of the Board of Directors is set forth below:

                                                                                    DIRECTOR
   NAME OF DIRECTOR OR NOMINEE         AGE            PRINCIPAL OCCUPATION            SINCE
- - ---------------------------------      ---      ---------------------------------  -----------
Alan J. Levy                               58   President and Chief Executive            1993
                                                 Officer of the Company
Michael J. Levinthal                       41   General Partner of Mayfield Fund         1993
Ellen M. Feeney                            36   General Partner of Weiss, Peck &         1994
                                                 Greer Venture Partners
Frank M. Fischer                           54   President and Chief Executive            1995
                                                 Officer of Ventritex, Inc.
Wende S. Hutton                            36   General Partner of Mayfield Fund         1993
Mark B. Knudson                            47   General Partner of Medical               1994
                                                 Innovation Fund II
Kurt C. Wheeler                            42   President and Chief Executive            1993
                                                 Officer of InControl, Inc.

    DR. LEVY joined the Company in November 1993 as President, Chief Executive Officer and a director. From 1989 to 1993, he was President of Heart Technology, Inc., a company that develops, manufacturers and markets devices for removing plaque from coronary arteries. Before joining Heart Technology, Dr. Levy was Vice President of Research and New Technology and a member of the Board of Directors of Johnson & Johnson's Ethicon division, a manufacturer of medical devices. Dr. Levy is a director of Gynecare, Inc.

    MR. LEVINTHAL has been a general partner of Mayfield Fund, a venture capital investment firm, since 1984. Mr. Levinthal serves on the Board of Directors of InControl, Inc. and several privately held companies.

    MS. FEENEY has been a general partner of Weiss, Peck & Greer Venture Partners, L.L.C., a venture capital investment firm, since October 1989. From July 1986 to October 1989, she was an associate partner of the Hambrecht & Quist Life Sciences Fund, also a venture capital investment firm. Ms. Feeney has served as a founder of and currently serves as a director of several privately held companies.

    MR. FISCHER has been the President, Chief Executive Officer and a director of Ventritex, Inc., a manufacturer of implantable cardiac defibrillators, since July 1987. From May 1977 until joining Ventritex, Mr. Fischer held various positions with Cordis Corporation, a manufacturer of medical products including cardiac pacemakers, serving most recently as President of the Implantable Products Division. Mr. Fischer is a director of Heartport.

    MS. HUTTON served as the Company's Vice President of Marketing from February 1993 until November 1993. From July 1993 until March 1995, Ms. Hutton was a venture partner, and since March 1995 has been a general partner of Mayfield Fund. From March 1991 to January 1993, she was General Manager of the Transgenic Laboratory Products division of GenPharm International, Inc., a biotechnology company. From August 1986 to March 1991, Ms. Hutton was employed by Nellcor, Inc., where she held various senior positions in international marketing and business development.

    DR. KNUDSON was a founder of Arden Medical Systems, Inc., a medical diagnostics company, and served as President and Chairman of the Board until its acquisition by Johnson & Johnson, Inc. He then served as President of Johnson & Johnson Professional Diagnostics through 1989. Since 1989, Dr. Knudson has been a special limited partner of Medical Innovation Fund, a venture capital investment partnership, and, since 1993, a general partner of Medical Innovation Fund II. Dr. Knudson is a director of InControl, Inc. and Diametrics Medical, Inc.

    MR. WHEELER has served as President, Chief Executive Officer and a director of InControl, Inc. since December 1990. From 1989 to April 1992, he was a principal with Mayfield Fund. Mr. Wheeler has been involved in the start-up of four life sciences technology companies and previously was employed by Eli Lilly & Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held seven meetings during the year ended December 31, 1995 and acted twice by unanimous written consent. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

    The  Audit Committee currently consists of  directors Ellen M. Feeney, Wende
S. Hutton and Mark B. Knudson. The Audit Committee was formed in November 1995 and did not hold any meetings during the last fiscal year. The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors.

    The Compensation Committee currently consists of directors Michael J. Levinthal, Frank M. Fischer and Kurt C. Wheeler. The Compensation Committee was formed in November 1995 and did not hold any meetings during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company.

    No director serving in the year ended December 31, 1995, attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he or she serves.

DIRECTOR COMPENSATION

    Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board and Committee meetings. Under the Company's 1995 Director Option Plan (the "Director Plan"), each director who is not an employee of the Company receives an option to purchase 10,000 shares of Common Stock upon joining the Board of Directors and, beginning on the first business day of 1997, an annual grant of an option to purchase 3,000 shares of Common Stock. The exercise price of these options is equal to the fair market value of the Common Stock on the date of grant. Each initial option grant under the Director Plan vests monthly over three years, and each subsequent annual option grant is fully vested and exercisable when granted. No options were granted under the Director Plan in 1995. Employee directors do not receive any compensation, expense reimbursement or stock option grants for serving as directors or for attending Board or Committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors established its Compensation Committee in November 1995. Prior to establishing the Compensation Committee, the Board of Directors as a whole performed the functions delegated to the Compensation Committee.

VOTE REQUIRED

    The two nominees receiving the highest number of affirmative votes of the shares of the Company's Common Stock present and entitled to vote at the annual meeting shall be elected as the Class I directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ELECTION OF EACH OF MICHAEL J. LEVINTHAL AND MARK B. KNUDSON.

                                PROPOSAL NO. 2:
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1996, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited the Company's financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of the Company as of March 31, 1996:

                       NAME                         AGE                      POSITION
- - --------------------------------------------------  --- --------------------------------------------------
Alan J. Levy                                        58  President and Chief Executive Officer
Carlton B. Morgan                                   48  Vice President of Research and Development
Keith M. Serzen                                     43  Vice President of Sales and Marketing
James R. Shay                                       37  Chief Legal Counsel and Secretary

    DR. LEVY joined Heartstream in November 1993 as President, Chief Executive Officer and a director. From 1989 to 1993, he was President of Heart Technology, Inc., a company that develops, manufacturers and markets devices for removing plaque from coronary arteries. Before joining Heart Technology, Dr. Levy was Vice President of Research and New Technology and a member of the Board of Directors of Johnson & Johnson's Ethicon division, a manufacturer of medical devices.

    MR. MORGAN, a co-founder of the Company, has served as Vice President of Research and Development since the Company's inception in December 1992. From 1981 until co-founding the Company, Mr. Morgan held various positions at Physio-Control Corporation, a manufacturer of emergency cardiac defibrillators and devices, serving most recently as Research Director.

    MR. SERZEN joined the Company in February 1995 as Vice President of Sales and Marketing. From 1984 until joining the Company, Mr. Serzen held various positions at Nellcor, Inc., a manufacturer of high-performance electronic patient monitoring systems, serving most recently as Vice President/ General Manager of the Sensor and Accessory Division. Before joining Nellcor, Mr. Serzen held positions with several health care industry companies, including American Hospital Supply Corporation, a diversified medical supplies manufacturer.

    MR. SHAY joined the Company in November 1995 as Chief Legal Counsel and Secretary. From 1992 until joining the Company, Mr. Shay practiced intellectual property law with the law firm of Morrison & Foerster in San Francisco, California, first in an Of Counsel position and then more recently as a partner. From 1990 to 1992, Mr. Shay served as patent counsel at Nellcor, Inc. Prior to joining Nellcor, Mr. Shay worked at the intellectual property law firm of Townsend and Townsend in San Francisco, California.

    Each officer is elected and serves at the discretion of the Board of Directors. Each of the Company's officers devotes substantially full time to the affairs of the Company. There are no family relationships among any of the Company's directors or officers.

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information for the year ended December 31, 1995, regarding the compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers of the Company whose annual salary and bonus for such fiscal year were in excess of $100,000 (the "Named Executive Officers"):

                                                                                                  LONG-TERM
                                                                                             COMPENSATION AWARDS
                                                                    ANNUAL COMPENSATION      --------------------
                                                                 --------------------------       SECURITIES
                                                                              OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION                                        SALARY     COMPENSATION       OPTIONS (#)
- - ---------------------------------------------------------------  -----------  -------------  --------------------
Alan J. Levy ..................................................  $   180,848   $  10,369(1)           45,261
 President and Chief Executive Officer
Keith M. Serzen (2) ...........................................      126,817      83,353(3)          142,000
 Vice President of Sales and Marketing
James R. Shay (4) .............................................       11,808       --                100,000
 Chief Legal Counsel and Secretary

- - ------------------------
(1) Consists of a $10,369 automobile allowance.

(2) Keith M. Serzen joined the Company as Vice President of Sales and Marketing in February 1995. Had he been employed for all of the year ended December 31, 1995, his annual salary would have been $140,000.

(3) Consists of $83,353 in moving expense reimbursements.

(4) James R. Shay joined the Company as Chief Legal Counsel in November 1995. Had he been employed for all of the year ended December 31, 1995, his annual salary would have been $130,000.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning stock options granted during the year ended December 31, 1995 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the following table also sets forth the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the Common Stock.

                                                    INDIVIDUAL GRANTS
                                 --------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                   NUMBER OF                                               AT ASSUMED ANNUAL RATES OF
                                   SECURITIES      PERCENT OF                               STOCK PRICE APPRECIATION
                                   UNDERLYING     TOTAL OPTIONS    EXERCISE                   FOR OPTION TERM (4)
                                    OPTIONS        GRANTED IN      PRICE PER   EXPIRATION  --------------------------
NAME                             GRANTED (#)(1)  FISCAL 1995 (2)   SHARE (3)      DATE         5%            10%
- - -------------------------------  --------------  ---------------  -----------  ----------  -----------  -------------
Alan J. Levy...................         2,475            0.3%      $    0.40     02/24/05  $       623  $       1,578
                                        2,786            0.4            0.70     10/05/05        1,226          3,108
                                       40,000            5.2            9.60     11/30/05      241,496        611,997
Keith M. Serzen................       120,000           15.5            0.40     02/24/05       30,187         76,500
                                        2,000            0.3            0.70     10/05/05          880          2,231
                                       20,000            2.6            9.60     11/30/05      120,748        305,999
James R. Shay..................       100,000           12.9            9.60     11/30/05      603,739      1,529,993

- - ------------------------
(1) Options were granted under the Company's 1993 Employee and Consultant Stock Plan and generally vest over four years from the date of commencement of employment.

(2) Based on an aggregate of 772,234 options granted by the Company in the year ended December 31, 1995 to employees and directors of and consultants to the Company, including the Named Executive Officers.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company's Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the year ended December 31, 1995 and exercisable and unexercisable options held as of December 31, 1995.

                                                              NUMBER OF SHARES
                                                           UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                 OPTIONS AT              IN-THE-MONEY OPTIONS
                                 SHARES                      DECEMBER 31, 1995         AT DECEMBER 31, 1995 (2)
                               ACQUIRED ON     VALUE     --------------------------  ----------------------------
NAME                           EXERCISE (#) REALIZED (1) EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - -----------------------------  -----------  -----------  -----------  -------------  -------------  -------------
Alan J. Levy,................      85,000    $ 807,500       82,552        187,709   $   1,054,593  $   2,049,360
Keith M. Serzen..............      --           --            2,417        139,583          26,018      1,578,582
James R. Shay................      --           --           --            100,000        --              340,000

- - ------------------------
(1) Based on a value of $9.60 per share, the fair market value on the date of exercise as determined by the Board of Directors, minus the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2) Based on a value of $13.00 per share, the initial price per share of Common Stock issued in the Company's initial public offering consummated in January 1996, minus the per share exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENT

    The Company has an employment agreement dated November 8, 1993 with Alan J. Levy, its President and Chief Executive Officer. The agreement establishes Dr. Levy's starting base salary, provides for an initial stock option grant to Dr. Levy under the Company's 1993 Employee and Consultant Stock Plan and provides Dr. Levy with an automobile at Company expense. The agreement further provides that if Dr. Levy's employment is terminated without cause, or if Dr. Levy becomes permanently disabled, he will be entitled to receive severance pay at his then-current salary and medical benefits until he secures other employment or for a maximum of six months. If the severance provision was invoked as of December 31, 1995, the Company would be obligated to pay Dr. Levy up to $97,500 in severance pay. The agreement does not provide for any specified term of employment.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    THE FOLLOWING REPORT IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS. THE BOARD ESTABLISHED ITS COMPENSATION COMMITTEE IN NOVEMBER 1995. PRIOR TO ESTABLISHING THE COMPENSATION COMMITTEE, THE BOARD OF DIRECTORS AS A WHOLE PERFORMED THE FUNCTIONS DELEGATED TO THE COMPENSATION COMMITTEE. ALAN J. LEVY, THE COMPANY'S PRESIDENT AND CHIEF EXECUTIVE OFFICER ("CEO"), PARTICIPATED IN ALL MEETINGS AND DISCUSSIONS WITH RESPECT TO COMPENSATION FOR EXECUTIVE AND OTHER OFFICERS, BUT DID NOT PARTICIPATE IN THE DELIBERATIONS CONCERNING HIS COMPENSATION AND AWARDS.

    COMPENSATION POLICIES. The Company is committed to attracting, hiring and retaining an experienced management team that can successfully complete development of the Company's products, obtain required regulatory approvals, and commercialize such products. With these goals in mind, the Board has closely aligned its compensation plan for executive management to the milestones planned and achieved through the product development cycle, the role each individual has played during product development, and the potential influence that each executive may have as the Company grows and matures. The Company's compensation program has three primary components: base salary, short-term incentives and long-term incentives. The Board believes that executive compensation should be tied to the long-term success and value of the Company, and therefore has placed particular emphasis on the long-term portion of its compensation program.

    CASH  COMPENSATION.   The  Board believes  that  executive salaries  must be
sufficiently competitive to attract and retain key individuals. In this connection, executive cash compensation is based on experience level and is targeted to the median salary paid to comparable executives in similar positions at similar entities. In June 1995, the Board retained a consultant to perform a compensation survey for the Company to determine how competitive its base compensation program was. The compensation consultant surveyed the compensation practices of a number of comparable companies, and determined that the base salaries of several key individuals within the Company were below the range of comparable companies identified in the survey. As a result, the Board of Directors approved base salary increases for several employees in the Company, including certain officers who report directly to the CEO. The Board has not historically granted cash bonuses to executives or employees.

    SHORT-TERM INCENTIVES. The Board believes that executive compensation should be based in part on the achievement of milestones that are important to the short-term success of the Company. Accordingly, the Board periodically sets short-term milestones and then compares the Company's progress against these targets. If some or all of them are met, the executive team, along with all Company employees, are granted stock options to purchase shares of the Company's Common Stock using a formula that is based on annual salary. The stock options are granted at fair market value on the date of grant and are fully exercisable. During 1995, the milestones set by the Board of Directors included assembly of certain production prototypes of the Company's product, completion of certain regulatory assessments and filing of a 510(k) application with the U.S. Food & Drug Administration. The Board determined that all milestones were substantially met and granted options to purchase a total of 38,222 shares of Common Stock to all employees who were employed as of September 15, 1995.

    LONG-TERM INCENTIVES. The Board believes that long-term stockholder interests and executive compensation should be closely aligned. In order to align the long-term interests of executives with those of stockholders, the Company grants all employees, and particularly executives, options to purchase stock. Options are granted at the fair market value on the date of grant and will provide value only when the price of the Common Stock increases above the exercise price. The number of shares granted to each employee is based upon the job responsibilities, experience and contributions of the individual. Options are subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options are granted from time to time based on individual performance and the prior level of grants.

    COMPENSATION OF CEO. During 1995, the compensation of Dr. Levy was determined by applying the same criteria discussed above. Dr. Levy's compensation for 1995 is set forth in the Summary Compensation Table appearing on page 7. In light of the compensation survey performed in mid 1995, Dr. Levy's annual base salary was increased during 1995 from $165,000 per annum to $195,000 per annum, bringing his base compensation more in line with comparable executives at similar companies. Of the options to purchase 45,261 shares of Common Stock granted to Dr. Levy in 1995, options to purchase 5,261 shares were granted as short-term incentives upon achievement of certain corporate-wide milestones, and options to purchase 40,000 shares were granted in recognition of Dr. Levy's individual contributions and performance as President and CEO.

    COMPENSATION LIMITATIONS. Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company believes that its stock option plans qualify for the exclusions.

Submitted by the Board of            Ellen M. Feeney             Michael J. Levinthal
Directors:                           Frank M. Fischer            Alan J. Levy
                                     Wende S. Hutton             Kurt C. Wheeler
                                     Mark B. Knudson

                               PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market index for U.S. companies, and the Hambrecht & Quist Health Care Excluding Biotechnology Index. The graph assumes the investment of $100 on January 31, 1996, the date of the Company's initial public offering. The data regarding the Company assumes an investment at the initial public offering price of $13.00 per share of the Company's Common Stock. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF TWO-MONTH CUMULATIVE TOTAL RETURN
         AMONG HEARTSTREAM, INC., NASDAQ STOCK MARKET (U.S.) INDEX, AND
          HAMBRECHT & QUIST HEALTH CARE EXCLUDING BIOTECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                               H&Q
                HEARTSTREAM, INC.        NASDAQ U.S.    HEALTHCARE INDEX
             (BASED ON $13 OFFERING
                     PRICE)               COMPANIES      (EXCL BIOTECH)
01/31/96                        100.00          100.00             100.00
02/29/96                        113.46          103.84             100.00
03/31/96                        119.23          104.13             100.01

                              CERTAIN TRANSACTIONS

    In March 1995, the Company issued and sold shares of Series C Preferred Stock (which shares were subsequently converted into an equivalent number of shares of Common Stock in connection with the Company's initial public offering) at $7.00 per share to the following entities affiliated with directors and 5% stockholders:

                                                                                     NUMBER OF
NAME                                                                                  SHARES
- - ----------------------------------------------------------------------------------  -----------
ENTITIES AFFILIATED WITH DIRECTORS
Entities affiliated with Mayfield Fund............................................     285,714
Entities affiliated with Weiss, Peck & Greer......................................     142,857

OTHER 5% STOCKHOLDERS
Oak Investment Partners IV, Limited Partnership...................................     714,286

    In April 1995, the Company granted an option to Frank M. Fischer, a director of the Company, to purchase 15,000 shares of Common Stock at $0.70 per share. This option vests at the rate of 1/4 of the shares one year following the date of grant and 1/48 of the shares per month thereafter, although all shares become fully vested and exercisable in the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, in which the stockholders of the Company before the transaction own less than 50% of the voting securities of the surviving corporation or its parent following the transaction.

    The Company has agreed to indemnify certain employees, including Carlton B. Morgan, the Company's Vice President of Research and Development, to the maximum extent permitted by Delaware law in connection with its on-going litigation with Physio-Control Corporation.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all
Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that through March 31, 1996 all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with without exception.

                             CHANGE IN ACCOUNTANTS

    At a meeting on April 12, 1995, the Company's Board of Directors decided to retain Ernst & Young LLP as the independent accountants for the Company. Following this meeting, the Company dismissed Coopers & Lybrand L.L.P., its former independent accountants. There were no disagreements with the former accountants regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The former accountants' reports for all periods since incorporation of the Company through June 30, 1994 did not contain an adverse opinion or a disclaimer of an opinion or qualifications as to uncertainty, audit scope or accounting principles. Coopers & Lybrand L.L.P.'s report dated August 12, 1993 on the period from inception to June 30, 1993 contained a qualification as to the Company's ability to continue as a going concern unless additional resources were obtained through financing transactions. In March 1994, the Company raised $7.5 million in a private equity financing, and the going concern qualification was removed in Coopers & Lybrand L.L.P.'s subsequent report dated August 19, 1994 on the Company's financial statements from inception to June 30, 1993 and 1994. Prior to retaining Ernst & Young LLP, the

Company had not consulted with Ernst & Young LLP regarding the application of accounting principles, the type of audit opinion that might be rendered on the Company's financial statements, or any event that was either a reportable event or the subject of a disagreement.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than January 13, 1997 in order that they may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated:  May 13, 1996

                               HEARTSTREAM, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 1996 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 14, 1996

    The undersigned hereby appoints Alan J. Levy and James R. Shay, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Stockholders of HEARTSTREAM, INC. to be held on June 14, 1996 and any adjournments thereof, with respect to the following:

1.  Proposal to Elect Class I Directors

        / / FOR all nominees listed                 / / WITHHOLD AUTHORITY
          (except as marked to the contrary)          to vote for all nominees listed

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.)

                     Michael J. Levinthal, Mark B. Knudson

2. Proposal to ratify selection of Ernst & Young LLP as independent auditors for 1996.

                FOR / /            AGAINST / /            ABSTAIN / /

    Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby.

                       (CONTINUED, AND TO BE DATED AND SIGNED ON THE OTHER SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR APPROVAL OF PROPOSAL 2. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                    ____________________________
                                                            Signature(s)

                                                    ____________________________
                                                            Signature(s)

                                                    ____________________________
                                                                Date

                                                    NOTE:  Please date  and sign
                                                    above exactly  as your  name
                                                    or  names appear  hereon. If
                                                    more than  one name  appears
                                                    above,   all   should  sign.
                                                    Joint  owners  should   each
                                                    sign  personally.  Corporate
                                                    proxies should be signed  in
                                                    full  corporate  name  by an
                                                    authorized officer and
                                                    attested. Persons signing in
                                                    a fiduciary capacity  should
                                                    indicate  their  full  title
                                                    and authority.